UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 2, 2025

Date of Report (Date of earliest event reported)

Limitless X Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56453	81-1034163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9777 Wilshire Blvd., Suite 400, Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

(855) 413-7030

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of January 2, 2025, Limitless X Holdings Inc. (the “Company”) filed a Certification of Designation of Class C Convertible Preferred Stock (the “Certificate”) with the Delaware Secretary of State and in accordance with the Delaware General Corporation Law. The Company currently has 30,000,000 shares of preferred stock (“Preferred Stock”) authorized. Of the 30,000,000 authorized shares of Preferred Stock, 500,000 shares are designated as Class A Convertible Preferred Stock (the “Class A Stock”), all of which are issued and outstanding. Additionally, 11,000,000 shares of the Preferred Stock are designated as Class B Convertible Preferred Stock (the “Class B Stock”), of which 531,356 shares are issued and outstanding. The Company has 300,000,000 shares of common stock (“Common Stock”) authorized, of which 7,179,961 shares are issued and outstanding.

The Certificate designates 5,000,000 shares of the Company’s Preferred Stock as Class C Convertible Preferred Stock with a par value of $0.0001 per share (“Class C Stock”). The Class C Stock ranks (i) junior to the Class A Stock and Class B Stock, (ii) senior to any other class or series of outstanding Preferred Stock or Common Stock, and (iii) prior to any other class or series of capital stock of the Company hereafter created, and in each case as to distributions of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (the “Class C Stock Distribution Ranking”). The Class C Stock is not entitled to dividends except as required by law. The Class C Stock shall have no voting rights other than as set forth in the Certificate or as required by law.

In the event of any Liquidation Event (as defined in the Certificate), either voluntary or involuntary, the holders of shares of Class C Stock (each, a “Holder”) shall be entitled, subject to the Class C Stock Distribution Ranking, to receive in an amount per share equal to $0.01 per share plus, if applicable, any allocable and due dividends per share. A Holder of Class C Stock, in the Holder’s sole discretion, may convert shares at Holder’s option or upon a Liquidation Event into shares of Common Stock. Every one (1) share of Class C Stock is convertible into one hundred (100) shares of Common Stock, and is subject to adjustment for stock dividends, splits, combinations, and similar events. No holder may convert its Class C Stock into Common Stock if such conversion or exercise would cause the then holder of such Class C Stock to become the beneficial owner of more than 4.99% of the Company’s then outstanding Common Stock, after giving effect to such conversion or exercise.

The foregoing is only a summary of the material terms of the Certificate and does not purport to be a complete description of the preferences, qualifications, limitations or restrictions of the Class C Stock. The summary of the Certificate is qualified in its entirety by reference to the forms of such agreement, which is filed as Exhibit 3.1 on this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

3.1	Certificate of Designation of Class C Convertible Preferred Stock of Limitless X Holdings Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limitless X Holdings Inc.

Date: January 7, 2025	By:	/s/ Jaspreet Mathur
	Name:	Jaspreet Mathur
	Title:	Chief Executive Officer